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                                                                    EXHIBIT 99.4

                       CONSENT OF NEEDHAM & COMPANY, INC.


         We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus of Bowmar Instrument Corporation and Electronic Designs, Inc. forming part of this Amendment to Registration Statement on Form S-4 of our opinion dated August 24, 1998 to the Board of Directors of Bowmar Instrument Corporation attached as Appendix II to such Joint Proxy Statement/Prospectus and to the references to our opinion under the captions "Summary--Opinions of Financial Advisors" and "The Merger--Background of the Merger" and "--Opinion of Bowmar's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        /s/ Needham & Company, Inc.

                                        Needham & Company, Inc.


September 1, 1998